Exhibit 99.1

Super Micro Computer, Inc. Announces 4th Quarter and Fiscal Year 2010 Financial Results

SAN JOSE, Calif., August 3, 2010 (BUSINESS WIRE) — Super Micro Computer, Inc. (NASDAQ:SMCI), a leader in application optimized, high performance server solutions, today announced fourth quarter and full-year financial results for the fiscal year ended June 30, 2010.

Fiscal 4th Quarter Highlights

•	Quarterly net sales of $201.7 million, up 6.5% from the third quarter of fiscal year 2010 and up 63.4% from the same quarter of last year.

•	Net income of $7.7 million, down 0.2% from the third quarter of fiscal year 2010 and up 227.2% from the same quarter of last year.

•	Gross margin of 15.3%, down from 15.5% in the third quarter of fiscal year 2010 and down from 16.6% from the same quarter of last year.

•	Server Solutions accounted for 32.2% of net sales compared with 33.6% in the third quarter of fiscal year 2010 and 36.7% in the same quarter of last year.

Net sales for the fourth quarter ended June 30, 2010 totaled $201.7 million, up 63.4% from $123.5 million in the fourth quarter of fiscal year 2009. No customer accounted for more than 10% of net sales during the quarter.

Net income for the fourth quarter of fiscal year 2010 was $7.7 million or $0.18 per diluted share, an increase of 227.2% from the net income of $2.4 million, or $0.06 per diluted share in the same period a year ago. Included in net income for the quarter was $1.7 million of stock-based compensation expense (pre-tax). Excluding stock-based compensation expense and the related tax effect, non-GAAP net income for the fourth quarter was $9.1 million, or $0.21 per diluted share, compared to non-GAAP net income of $3.8 million, or $0.10 per diluted share, in the same quarter of last year. On a sequential basis, non-GAAP net income increased from the third quarter of fiscal year 2010 by $0.1 million and was unchanged on a per diluted share basis.

Gross margin for the fourth quarter was 15.3%, compared to 16.6% in the same period a year ago. Non-GAAP gross margin for the fourth quarter was 15.4% compared to 16.7% in the same period a year ago. Non-GAAP gross margin was 15.5% for the third quarter of fiscal year 2010.

The Company’s cash and cash equivalents, short and long term investments at June 30, 2010 were $79.4 million compared to $73.2 million at March 31, 2010. Free cash flow in the year ended June 30, 2010 was ($24.4) million which included the purchase of buildings for $18.5 million.

Fiscal Year 2010 Summary

Net sales for the fiscal year ended June 30, 2010 were $721.4 million, up 42.7% from $505.6 million for the fiscal year ended June 30, 2009. Net income for fiscal year 2010 increased to $26.9 million, or $0.65 per diluted share, an increase of 67.1% from $16.1 million, or $0.41 per diluted share, for fiscal year 2009. Excluding stock based-compensation expense and related tax effect, non-GAAP net income for the fiscal year 2010 was $33.1 million or $0.78 per diluted share, an increase of 55.5% compared to $21.3 million or $0.54 per diluted share for fiscal year 2009.

Business Outlook & Management Commentary

The Company expects net sales of $200 million to $210 million for the first quarter of fiscal year 2011 ending September 30, 2010. This quarter we have a continuation of the ramp of new product transition and of utilization of overseas operations and integration centers, offset in part by a historically flat seasonal quarter for the industry; the Company expects non-GAAP earnings per diluted share of approximately $0.21 to $0.25 for the first quarter.

“Fiscal 2010 was a remarkable year of growth for Supermicro and this quarter represented our 5th straight quarter of increasing revenues and our 4th straight quarter of record revenues making 2010 revenue 43% higher than last year. We have achieved this growth because we have offered the best product lines in our history that have been optimized to the newer processor technologies that were launched during the past year. In addition, we have benefited by customers who took advantage of the newer technologies to improve their return on investment by investing in Supermicro technology which offers the best performance per watt, performance per dollar, performance per square foot, and the lowest total cost of ownership. We expect this trend to continue,” said Charles Liang, CEO and President.

It is currently expected that the outlook will be released at the Company’s next quarterly earnings announcement, notwithstanding subsequent developments. The Company may update the outlook or any portion thereof at any time. Such updates will take place only by way of a news release or other broadly disseminated disclosure available to all interested parties in accordance with Regulation FD.

Conference Call Information

Super Micro Computer will discuss these financial results in a conference call at 2:00 p.m. PT, today. To participate the conference, please call 888-254-3570 (international callers dial 913-312-1491) 10 minutes prior. A recording of the conference will be available until 11:59 pm ET on Tuesday, August 17, 2010 by dialing 877-870-5176 (international callers dial 858-384-5517) and entering replay PIN5174377. The live web cast and recording of the call will be available on the Investor Relations section at www.supermicro.com two hours after the conference conclusion. They will remain available until the Company’s next earnings call.

Cautionary Statement Regarding Forward Looking Statements

Statements contained in this press release that are not historical fact may be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements may relate, among other things, to our expected financial and operating results, our ability to build and grow Super Micro Computer, the benefits of our products and our ability to achieve our goals, plans and objectives. Such forward-looking statements do not constitute guarantees of future performance and are subject to a variety of risks and uncertainties that could cause our actual results to differ materially from those anticipated. These include, but are not limited to: our dependence on continued growth in the markets for X86, blade servers and embedded applications, increased competition, difficulties of predicting timing, introduction and customer acceptance of new products, poor product sales, difficulties in establishing and maintaining successful relationships with our distributors and vendors, shortages or price fluctuations in our supply chain, our ability to protect our intellectual property rights, our ability to control the rate of expansion domestically and internationally, difficulty managing rapid growth and general political, economic and market conditions and events. Additional factors that could cause actual results to differ materially from those projected or suggested in any forward-looking statements are contained in our filings with the Securities and Exchange Commission, including those factors discussed under the caption “Risk Factors” in such filings.

Use of Non-GAAP Financial Measures

Non-GAAP gross margin discussed in this press release excludes stock-based compensation expense. Non-GAAP net income and net income per share discussed in this press release exclude stock-based compensation expense, a provision for litigation loss and the related tax effect of the applicable items. Management presents non-GAAP financial measures because it considers them to be important supplemental measures of performance. Management uses the non-GAAP financial measures for planning purposes, including analysis of the Company’s performance against prior periods, the preparation of operating budgets and to determine appropriate levels of operating and capital investments. Management also believes that the non-GAAP financial measures provide additional insight for analysts and investors in evaluating the Company’s financial and operational performance. However, these non-GAAP financial measures have limitations as an analytical tool, and are not intended to be an alternative to financial measures prepared in accordance with GAAP. Pursuant to the requirements of SEC Regulation G, detailed reconciliations between the Company’s GAAP and non-GAAP financial results is provided at the end of this press release. Investors are advised to carefully review and consider this information as well as the GAAP financial results that are disclosed in the Company’s SEC filings.

About Super Micro Computer, Inc.

Supermicro, the leader in server technology innovation and green computing, provides customers around the world with application-optimized server, workstation, blade, storage and GPU systems. Based on its advanced Server Building Block Solutions, Supermicro offers the most optimized selection for IT, datacenter and HPC deployments. The company’s system architecture innovations include the Twin server, double-sided storage and SuperBlade® product families. Offering the most comprehensive product lines in the industry, Supermicro provides businesses of all sizes with energy-efficient, earth-friendly solutions that deliver unmatched performance and value. Founded in 1993, Supermicro is headquartered in Silicon Valley with worldwide operations and manufacturing centers in Europe and Asia. For more information, visit www.supermicro.com.

SUPER MICRO COMPUTER, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	June 30, 2010	June 30, 2009
ASSETS
Current assets:
Cash and cash equivalents	$72,644	$70,295
Short-term investments	845	347
Accounts receivable, net	72,963	45,709
Inventories, net	135,584	90,044
Deferred income taxes – current	9,756	8,644
Prepaid income taxes	2,737	3,256
Prepaid expenses and other current assets	2,328	1,723

Total current assets	296,857	220,018
Long-term investments	5,901	14,355
Property, plant and equipment, net	62,691	44,960
Deferred income taxes – noncurrent	4,825	1,917
Restricted assets	286	1,766
Other assets	202	119

Total assets	$370,762	$283,135

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$95,416	$73,532
Accrued liabilities	19,432	13,918
Income taxes payable	3,219	—
Advances from receivable financing arrangements	1,193	1,220
Short-term debt	18,553	—
Current portion of capital lease obligations	62	42
Current portion of long-term debt	—	319

Total current liabilities	137,875	89,031
Long-term capital lease obligations-net of current portion	46	66
Long-term debt-net of current portion	—	9,675
Other long-term liabilities	8,140	5,741

Total liabilities	146,061	104,513
Stockholders’ equity:
Common stock and additional paid-in capital	100,350	81,893
Deferred stock-based compensation	—	(110)
Treasury stock (at cost)	(2,030)	(2,030)
Accumulated other comprehensive loss	(204)	(801)
Retained earnings	126,585	99,670

Total stockholders’ equity	224,701	178,622

Total liabilities and stockholders’ equity	$370,762	$283,135

SUPER MICRO COMPUTER, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except share and per share amounts)

(Unaudited)

	Three Months Ended		Fiscal Year Ended
	June 30, 2010	June 30, 2009	June 30, 2010	June 30, 2009
Net sales	$201,664	$123,453	$721,438	$505,609
Cost of sales	170,755	102,998	606,446	416,899

Gross profit	30,909	20,455	114,992	88,710
Operating expenses:
Research and development	10,244	8,836	37,382	34,514
Sales and marketing	5,273	4,072	20,458	17,119
General and administrative	4,008	3,823	15,318	13,824
Provision for litigation loss	—	—	1,089	—

Total operating expenses	19,525	16,731	74,247	65,457
Income from operations	11,384	3,724	40,745	23,253
Interest income	21	54	98	476
Interest expense	(94)	(220)	(383)	(930)
Other Income, net	5	—	5	—

Income before income tax provision	11,316	3,558	40,465	22,799
Income tax provision	3,601	1,200	13,550	6,692

Net income	$7,715	$2,358	$26,915	$16,107

Net income per common share:
Basic	$0.20	$0.07	$0.73	$0.46

Diluted	$0.18	$0.06	$0.65	$0.41

Weighted-average shares used in calculation of net income per common share:
Basic (a)	36,848,521	34,734,058	35,883,640	34,217,571

Diluted (b)	42,219,333	38,460,433	40,735,336	38,595,593

Stock-based compensation is included in the following cost and expense categories by period (in thousands):

	Three Months Ended		Fiscal Year Ended
	June 30, 2010	June 30, 2009	June 30, 2010	June 30, 2009
Cost of sales	$163	$157	$573	$578
Research and development	779	737	3,106	2,608
Sales and marketing	255	237	880	826
General and administrative	482	552	1,898	1,649

SUPER MICRO COMPUTER, INC

CONDENSED CONSOLIDATED CASH FLOW STATEMENTS

(In thousands)

(Unaudited)

	Fiscal Year Ended June 30,
	2010	2009
OPERATING ACTIVITIES:
Net income	$26,915	$16,107
Reconciliation of net income to net cash provided by operating activities:
Depreciation and amortization	4,619	3,653
Stock-based compensation expense	6,457	5,661
Excess tax benefits from stock-based compensation	(1,484)	—
Allowance for doubtful accounts	772	299
Allowance for sales returns	5,310	4,248
Provision for inventory	2,614	1,459
Loss on disposal of property and equipment	63	40
Deferred income taxes	(4,407)	(1,002)
Gain on short-term investments	(1)	—
Changes in operating assets and liabilities:
Accounts receivable, net	(33,336)	(755)
Inventories	(48,154)	(5,820)
Prepaid expenses and other assets	(792)	116
Accounts payable	21,840	(6,914)
Prepaid income taxes/income taxes payable	9,497	4,792
Accrued liabilities	5,513	(872)
Other long-term liabilities	2,399	807

Net cash provided by (used in) operating activities	(2,174)	21,819

INVESTING ACTIVITIES:
Proceeds from investments	8,999	942
Purchases of investments	(58)	(58)
Purchases of property, plant and equipment	(22,223)	(3,561)
Restricted assets	1,480	(38)

Net cash used in investing activities	(11,802)	(2,715)

FINANCING ACTIVITIES:
Proceeds from short-term debt	18,553	—
Repayment of long-term debt	(9,994)	(307)
Proceeds from exercise of stock options	6,351	2,057
Excess tax benefits from stock-based compensation	1,484	—
Payment of obligations under capital leases	(42)	(57)
Advances under receivable financing arrangements	(27)	47
Payment to acquire treasury stock	—	(2,030)

Net cash provided by (used) in financing activities	16,325	(290)

Net increase in cash and cash equivalents	2,349	18,814
Cash and cash equivalents at beginning of period	70,295	51,481

Cash and cash equivalents at end of period	$72,644	$70,295

Supplemental disclosure of cash flow information:
Cash paid for interest	$371	$930
Cash paid for taxes, net of refunds	$6,542	$3,648
Non-cash investing and financing activities:
Reversal of deferred stock-based compensation for cancellation of stock options	$—	$3
Accrued costs for property, plant and equipment purchases	$491	$447
Changes in fair values of investments	$984	$(577)

SUPER MICRO COMPUTER, INC

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(In thousands, except share and per share amounts)

(Unaudited)

	Three Months Ended		Fiscal Year Ended
	June 30, 2010	June 30, 2009	June 30, 2010	June 30, 2009
GAAP GROSS PROFIT	$30,909	$20,455	$114,992	$88,710
Add back stock-based compensation (c)	163	157	573	578

Non-GAAP GROSS PROFIT	$31,072	$20,612	$115,565	$89,288

GAAP GROSS MARGIN	15.3%	16.6%	15.9%	17.5%
Add back stock-based compensation (c)	0.1%	0.1%	0.1%	0.2%

Non-GAAP GROSS MARGIN	15.4%	16.7%	16.0%	17.7%

GAAP INCOME FROM OPERATIONS	$11,384	$3,724	$40,745	$23,253
Add back stock-based compensation (c)	1,679	1,683	6,457	5,661
Add back provision for litigation loss (d)	—	—	1,089	—

Non-GAAP INCOME FROM OPERATIONS	$13,063	$5,407	$48,291	$28,914

GAAP NET INCOME	$7,715	$2,358	$26,915	$16,107
Add back stock-based compensation (c)	1,679	1,683	6,457	5,661
Add back provision for litigation loss (d)	—	—	1,089	—
Add back adjustments to tax provision (e)	(317)	(270)	(1,390)	(502)

Non-GAAP NET INCOME	$9,077	$3,771	$33,071	$21,266

GAAP NET INCOME PER COMMON SHARE – BASIC (a)	$0.20	$0.07	$0.73	$0.46
Add back stock-based compensation, provision for litigation loss and adjustments to tax provision (c) (d) (e)	0.04	0.04	0.17	0.16

Non-GAAP NET INCOME PER SHARE – BASIC (f)	$0.24	$0.11	$0.90	$0.62

GAAP NET INCOME PER COMMON SHARE – DILUTED (b)	$0.18	$0.06	$0.65	$0.41
Add back stock-based compensation, provision for litigation loss and adjustments to tax provision (c) (d) (e)	0.03	0.04	0.13	0.13

Non-GAAP NET INCOME PER SHARE – DILUTED (g)	$0.21	$0.10	$0.78	$0.54

WEIGHTED-AVERAGE SHARES USED IN COMPUTING NET INCOME PER SHARE
BASIC - GAAP(h)	36,848,521	34,734,058	35,883,640	34,217,571

BASIC - Non-GAAP(i)	37,704,044	34,734,058	36,822,258	34,217,571

DILUTED - GAAP(h)	42,219,333	38,460,433	40,735,336	38,595,593

DILUTED - Non-GAAP(i)	43,682,579	39,467,254	42,363,543	39,339,871

(a)	Approximately $175,000 and $77,000 of undistributed earnings allocated to participating securities were not included in the determination of GAAP basic net income per common share for the three months ended June 30, 2010 and 2009, respectively, and approximately $686,000 and $424,000 for the year ended June 30, 2010 and 2009, respectively.
(b)	Approximately $153,000 and $70,000 of undistributed earnings allocated to participating securities were not included in the determination of GAAP diluted net income per common share for the three months ended June 30, 2010 and 2009, respectively, and approximately $606,000 and $377,000 for the year ended June 30, 2010 and 2009, respectively.

(c)	Amortization of ASC Topic 718 (SFAS No. 123R, APB 25 and SFAS No. 123) stock-based compensation for the three months and fiscal year ended June 30, 2010 and 2009.
(d)	Provision for litigation loss related to a commercial lawsuit filed in 1999.
(e)	The provision of income taxes used in arriving at the non-GAAP net income was computed using an income tax rate of 30.2% and 28.0% for the three months ended June 30, 2010 and 2009, respectively, and 31.1% and 25.3% for the fiscal year ended June 30, 2010 and 2009, respectively.
(f)	Approximately $206,000 and $843,000 of undistributed earnings allocated to participating securities were included in the determination of Non-GAAP basic net income per common share for the three months and fiscal year ended June 30, 2010, respectively.
(g)	Approximately $178,000 and $733,000 of undistributed earnings allocated to participating securities were included in the determination of Non-GAAP diluted net income per common share for the three months and fiscal year ended June 30, 2010, respectively.
(h)	855,523 and 938,618 shares of unvested restricted stock awards were not included in the determination of GAAP basic net income per common share for the three months and fiscal year ended June 30, 2010, respectively.
(i)	855,523 and 938,618 shares of unvested restricted stock awards were included in the determination of Non-GAAP basic net income per share for the three months and fiscal year ended June 30, 2010, respectively.

SMCI-F

SOURCE: Super Micro Computer, Inc.

Super Micro Computer, Inc.

Howard Hideshima, 408-503-8000

Chief Financial Officer

ir@supermicro.com

or

Perry G. Hayes

SVP, Investor Relations

ir@supermicro.com